HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2017
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter
Managing General Partner, Clarity Partners L.P.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye	Derric Dubourdieu	Elva Hernandez
SVP, Pacific Northwest	SVP, Leasing	VP, Controller

Bill Humphrey
SVP, Sunset Studios
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O’Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Tom Catherwood	Richard Anderson	Blaine Heck
BTIG	Mizuho Securities	Wells Fargo Securities
(212) 738-6140	(212) 205-8445	(443) 263-6516

David Rodgers		Vikram Malhotra
Robert W. Baird & Company		Morgan Stanley
(216) 737-7341		(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Number of office properties owned	52	52	54	52	51
Office properties square feet(1)	13,903,408	13,887,405	14,084,405	13,714,851	13,214,376
Stabilized office properties leased rate as of end of period(2)	95.6%	96.4%	96.4%	96.5%	96.5%
In-Service office properties leased rate as of end of period(3)	90.8%	91.2%	91.2%	90.7%	91.1%
Number of Media & Entertainment properties owned	3	2	2	2	2
Same-Store Media & Entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Same-Store Media & Entertainment leased rate as of end of period(4)	89.9%	90.3%	89.1%	87.1%	85.3%
Non-Same-Store Media & Entertainment square feet(1)	376,925	—	—	—	—
Non-Same-Store Media & Entertainment leased rate as of end of period(5)	76.3%	—	—	—	—
Number of land assets owned	8	6	7	8	8
Land assets estimated square feet(6)	3,045,687	2,539,562	2,539,562	2,638,875	2,638,875
Market capitalization:
Total debt(7)	$2,616,568	$2,407,196	$2,707,839	$2,427,440	$2,358,029
Series A preferred units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(8)	$5,391,595	$5,466,098	$5,149,111	$4,861,070	$4,300,917
Total market capitalization	$8,018,340	$7,883,471	$7,867,127	$7,298,687	$6,669,123
Debt/total market capitalization	32.6%	30.5%	34.4%	33.3%	35.4%
Series A preferred units & debt/total market capitalization	32.8%	30.7%	34.5%	33.4%	35.5%
Common stock data (NYSE:HPP):
Range of closing prices(9)	$ 32.68 - 35.79	$ 33.75 - 36.65	$ 31.99 - 35.27	$ 29.03 - 34.33	$ 27.16 - 30.05
Closing price at quarter end	$34.19	$34.64	$34.78	$32.87	$29.18
Weighted average fully diluted common stock/units outstanding(10)	156,665	150,335	146,955	146,793	146,399
Shares of common stock/units outstanding at end of period(11)	157,695	157,797	148,048	147,888	147,393
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held-for-sale, and land properties described on pages 16, 18 and 19.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 15 and 16.

(4)	Percent occupied for Media and Entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Percent occupied for Non-Same-Store Media and Entertainment properties is the average percent leased for the 2 months ended June 30, 2017.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)	Total debt excludes deferred financing costs. The full amount of debt related to the Pinnacle I & II joint venture and Hill7 joint venture is included.

(8)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(9)	For the quarter indicated.

(10)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016 includes an estimate for dilution impact of stock grants to our executives under our 2014, 2015, 2016 and 2017 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants”).

(11)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding include the estimated Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

Consolidated Balance Sheets (Unaudited, in thousands, except share data)

	June 30, 2017	December 31, 2016
ASSETS
Investment in real estate, net	$6,331,289	$6,021,559
Cash and cash equivalents	73,242	83,015
Restricted cash	17,284	25,177
Accounts receivable, net	4,088	6,852
Straight-line rent receivables, net	93,093	87,281
Deferred leasing costs and lease intangible assets, net	282,272	309,962
Derivative assets	5,858	5,935
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	32,777	27,153
Investment in unconsolidated entities	15,377	37,228
Assets associated with real estate held for sale	—	66,082
TOTAL ASSETS	$6,864,034	$6,678,998

LIABILITIES AND EQUITY
Notes payable, net	$2,598,780	$2,688,010
Accounts payable and accrued liabilities	134,237	120,444
Lease intangible liabilities, net	66,438	80,130
Security deposits	35,655	31,495
Prepaid rent	33,344	40,755
Derivative liabilities	987	1,303
Liabilities associated with real estate held for sale	—	3,934
TOTAL LIABILITIES	2,869,441	2,966,071

6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,301,850 shares and 136,492,235 shares outstanding at June 30, 2017 and December 31, 2016, respectively	1,553	1,364
Additional paid-in capital	3,656,009	3,109,394
Accumulated other comprehensive income	5,960	9,496
Accumulated income (deficit)	7,592	(16,971)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,671,114	3,103,283
Non-controlling interest—members in consolidated entities	299,898	304,608
Non-controlling interest—units in the operating partnership	13,404	294,859
TOTAL EQUITY	3,984,416	3,702,750
TOTAL LIABILITIES AND EQUITY	$6,864,034	$6,678,998

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES
Office
Rental	$133,602	$118,047	$267,118	$234,274
Tenant recoveries	25,038	21,303	42,439	41,836
Parking and other	8,212	5,050	14,111	10,582
Total Office revenues	166,852	144,400	323,668	286,692
Media & Entertainment
Rental	9,105	6,857	15,790	12,885
Tenant recoveries	129	213	794	412
Other property-related revenue	4,361	2,810	8,403	7,779
Other	53	41	130	90
Total Media & Entertainment revenues	13,648	9,921	25,117	21,166
TOTAL REVENUES	180,500	154,321	348,785	307,858
OPERATING EXPENSES
Office operating expenses	$55,468	$49,091	$103,422	$96,794
Media & Entertainment operating expenses	7,003	6,295	14,254	12,247
General and administrative	14,506	13,016	28,316	25,519
Depreciation and amortization	75,415	66,108	146,182	134,476
TOTAL OPERATING EXPENSES	152,392	134,510	292,174	269,036
INCOME FROM OPERATIONS	28,108	19,811	56,611	38,822
OTHER EXPENSE (INCOME)
Interest expense	21,695	17,614	43,625	34,865
Interest income	(16)	(73)	(46)	(86)
Unrealized loss on ineffective portion of derivative instruments	51	384	45	2,509
Acquisition-related expenses	—	61	—	61
Other income	(576)	(47)	(1,254)	(23)
TOTAL OTHER EXPENSES	21,154	17,939	42,370	37,326
INCOME BEFORE GAINS ON SALE OF REAL ESTATE	6,954	1,872	14,241	1,496
Gains on sale of real estate	—	2,163	16,866	8,515
NET INCOME	6,954	4,035	31,107	10,011
Net income attributable to preferred units	(159)	(159)	(318)	(318)
Net income attributable to participating securities	(255)	(196)	(495)	(393)
Net income attributable to non-controlling interest in consolidated entities	(2,974)	(2,396)	(6,011)	(4,341)
Net income attributable to units in the operating partnership	(13)	(445)	(215)	(1,867)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$3,553	$839	$24,068	$3,092
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.02	$0.01	$0.16	$0.03
Net income attributable to common stockholders—diluted	$0.02	$0.01	$0.16	$0.03
Weighted average shares of common stock outstanding—basic	155,290,559	95,145,496	151,640,853	92,168,432
Weighted average shares of common stock outstanding—diluted	156,095,603	95,995,496	152,431,897	93,000,432
Dividends declared per share	$0.250	$0.200	$0.500	$0.400

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended
Quarter To Date	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Funds From Operations (“FFO”)(1)
Net income	$6,954	$24,153	$28,530	$5,217	$4,035
Adjustments:
Depreciation and amortization of real estate assets	74,939	70,294	66,720	66,965	65,655
Gains on sale of real estate	—	(16,866)	(21,874)	—	(2,163)
FFO attributable to non-controlling interests	(6,445)	(5,507)	(5,243)	(4,902)	(4,510)
Net income attributable to preferred units	(159)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	75,289	71,915	67,974	67,121	62,858
Specified items impacting FFO:
Acquisition-related expenses	—	—	—	315	61
FFO (excluding specified items) to common stockholders and unitholders	$75,289	$71,915	$67,974	$67,436	$62,919

Weighted average common stock/units outstanding—diluted	156,665	150,335	146,955	146,793	146,399
FFO per common stock/unit—diluted	$0.48	$0.48	$0.46	$0.46	$0.43
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$0.48	$0.46	$0.46	$0.43

	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Year To Date	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Funds From Operations (“FFO”)(1)
Net income	$31,107	$24,153	$43,758	$15,228	$10,011
Adjustments:
Depreciation and amortization of real estate assets	145,233	70,294	267,245	200,525	133,560
Gains on sale of real estate	(16,866)	(16,866)	(30,389)	(8,515)	(8,515)
FFO attributable to non-controlling interests	(11,952)	(5,507)	(18,817)	(13,574)	(8,672)
Net income attributable to preferred units	(318)	(159)	(636)	(477)	(318)
FFO to common stockholders and unitholders	147,204	71,915	261,161	193,187	126,066
Specified items impacting FFO:
Acquisition-related expenses	—	—	376	376	61
FFO (excluding specified items) to common stockholders and unitholders	$147,204	$71,915	$261,537	$193,563	$126,127

Weighted average common stock/units outstanding—diluted	153,443	150,335	146,739	146,668	146,350
FFO per common stock/unit—diluted	$0.96	$0.48	$1.78	$1.32	$0.86
FFO (excluding specified items) per common stock/unit—diluted	$0.96	$0.48	$1.78	$1.32	$0.86
_________________

(1)	See page 36 for Management’s Statements on FFO.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands)

	Three Months Ended
Quarter To Date	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$75,289	$71,915	$67,974	$67,121	$62,858
Adjustments:
Straight-line rent, net	(7,652)	3,084	(9,069)	(7,510)	(4,979)
Amortization of above-market and below-market leases, net	(4,493)	(5,564)	(5,776)	(4,347)	(4,298)
Amortization of above-market and below-market ground leases, net	833	637	556	534	535
Amortization of lease incentive costs	320	320	311	303	268
Amortization of deferred financing costs and loan premium, net	1,154	1,157	1,155	1,128	1,558
Unrealized loss (gain) on ineffective portion of derivative instrument	51	(6)	(194)	(879)	384
Recurring capital expenditures, tenant improvements and lease commissions	(29,551)	(31,712)	(28,075)	(22,903)	(24,099)
Non-cash compensation expense	3,887	3,901	4,213	3,288	3,301
AFFO	$39,838	$43,732	$31,095	$36,735	$35,528

Dividends paid to common stock and unitholders	$39,919	$39,919	$29,350	$29,350	$29,317
AFFO payout ratio	100.2%	91.3%	94.4%	79.9%	82.5%

	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Year To Date	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$147,204	$71,915	$261,161	$193,187	$126,066
Adjustments:
Straight-line rent, net	(4,568)	3,084	(26,348)	(17,279)	(9,769)
Amortization of above-market and below-market leases, net	(10,057)	(5,564)	(19,118)	(13,342)	(8,995)
Amortization of above-market and below-market ground leases, net	1,470	637	2,160	1,604	1,070
Amortization of lease incentive costs	640	320	1,151	840	537
Amortization of deferred financing costs and loan premium, net	2,311	1,157	4,856	3,701	2,573
Unrealized loss (gain) on ineffective portion of derivative instrument	45	(6)	1,436	1,630	2,509
Recurring capital expenditures, tenant improvements and lease commissions	(61,263)	(31,712)	(95,294)	(67,219)	(44,316)
Non-cash compensation expense	7,788	3,901	14,144	9,931	6,643
AFFO	$83,570	$43,732	$144,148	$113,053	$76,318

Dividends paid to common stock and unitholders	$79,163	$39,919	$117,819	$88,469	$59,119
AFFO payout ratio	94.7%	91.3%	81.7%	78.3%	77.5%
_________________

(1)	See page 36 for Management’s Statements on AFFO.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, in thousands)

The following table summarizes the balance of our indebtedness as of June 30, 2017 and December 31, 2016.

	June 30, 2017	December 31, 2016
Notes payable	$2,616,568	$2,707,839
Less: deferred financing costs, net(1)	(17,788)	(19,829)
Notes payable, net	$2,598,780	$2,688,010
________________

(1)
Excludes deferred financing costs related to establishing our unsecured revolving credit facility of $1.2 million and $1.5 million as of June 30, 2017 and December 31, 2016, respectively, which are included in prepaid expenses and other assets, net in the Consolidated Balance Sheets.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY—(Continued)
(Unaudited, in thousands)

The following table sets forth information with respect to the amounts included in notes payable, net as of:

	June 30, 2017		December 31, 2016
	Principal Amount	Deferred Financing Costs, net	Principal Amount	Deferred Financing Costs, net	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service(2)	Balance at Maturity
UNSECURED LOANS
Unsecured Revolving Credit Facility(3)	$210,000	$—	$300,000	$—	LIBOR+ 1.15% to 1.85%	4/1/2019	(4)	$—	$210,000
5-Year Term Loan due April 2020(3)(5)	450,000	(2,972)	450,000	(3,513)	LIBOR+ 1.30% to 2.20%	4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	175,000	(650)	175,000	(745)	LIBOR +1.30% to 2.20%	11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	(2,049)	350,000	(2,265)	LIBOR+ 1.60% to 2.55%	4/1/2022		11,760	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	(852)	125,000	(931)	LIBOR +1.60% to 2.55%	11/17/2022		3,788	125,000
Series A Notes	110,000	(852)	110,000	(930)	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	(277)	50,000	(300)	3.66%	9/15/2023		1,830	50,000
Series B Notes	259,000	(2,144)	259,000	(2,271)	4.69%	12/16/2025		12,147	259,000
Series D Notes	150,000	(851)	150,000	(898)	3.98%	7/6/2026		5,970	150,000
Series C Notes	56,000	(515)	56,000	(539)	4.79%	12/16/2027		2,682	56,000
TOTAL UNSECURED LOANS	1,935,000	(11,162)	2,025,000	(12,392)				42,951	1,935,000

MORTGAGE LOANS
Mortgage Loan secured by Rincon Center(8)	99,392	(119)	100,409	(198)	5.13%	5/1/2018		7,195	97,854
Mortgage Loan secured by Sunset Gower Studios/Sunset Bronson Studios	5,001	(1,180)	5,001	(1,534)	LIBOR+2.25%	3/4/2019	(4)	—	5,001
Mortgage Loan secured by Met Park North(9)	64,500	(342)	64,500	(398)	LIBOR+1.55%	8/1/2020		2,393	64,500
Mortgage Loan secured by 10950 Washington(8)	27,675	(320)	27,929	(354)	5.32%	3/11/2022		2,003	24,981
Mortgage Loan secured by Pinnacle I(10)(11)	129,000	(542)	129,000	(593)	3.95%	11/7/2022		5,359	117,190
Mortgage Loan secured by Element L.A.	168,000	(2,190)	168,000	(2,321)	4.59%	11/6/2025		7,716	168,000
Mortgage Loan secured by Pinnacle II(11)	87,000	(682)	87,000	(720)	4.30%	6/11/2026		3,741	87,000
Mortgage Loan secured by Hill7(12)	101,000	(1,251)	101,000	(1,319)	3.38%	11/6/2026		3,414	101,000
TOTAL MORTGAGE LOANS	681,568	(6,626)	682,839	(7,437)				31,821	665,526
TOTAL	$2,616,568	$(17,788)	$2,707,839	$(19,829)				$74,772	$2,600,526
_________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of June 30, 2017, which may be different than the interest rates as of December 31, 2016 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of June 30, 2017. Amount doesn’t include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)	We have the option to make an irrevocable election to change the interest rate depending on our credit rating. As of June 30, 2017, no such election had been made.

(4)	The maturity date may be extended once for an additional one-year term.

(5)	Effective July 2016, $300.0 million of the term loan has been effectively fixed at 2.75% to 3.65% per annum through the use of two interest rate swaps.

(6)	Effective July 2016, the outstanding balance of the term loan has been effectively fixed at 3.36% to 4.31% per annum through the use of two interest rate swaps.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

(7)	Effective June 1, 2016, the outstanding balance of the term loan has been effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

(8)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(9)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties. The full amount of the loan is shown.

(12)
We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. The maturity date of this loan can be extended for an additional two years at a higher interest rate and with principal amortization.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	84.4%	90.3%	$3,337,985	$21.72
Met Park North	South Lake Union	190,748	95.8	95.8	5,192,434	28.42
Merrill Place	Pioneer Square	163,768	94.4	95.8	4,662,668	30.17
505 First Avenue	Pioneer Square	288,140	97.4	97.4	6,305,341	22.47
83 King Street	Pioneer Square	184,083	90.0	90.0	4,717,913	28.49
Subtotal		1,008,748	92.9%	94.2%	$24,216,341	$25.84
San Francisco Bay Area, California
1455 Market Street(6)	San Francisco	1,025,833	99.7%	99.7%	$38,041,152	$37.19
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,261,352	59.65
625 Second Street	San Francisco	138,080	100.0	100.0	8,506,768	61.63
875 Howard Street	San Francisco	229,196	85.4	85.4	5,482,984	28.01
901 Market Street	San Francisco	206,218	100.0	100.0	11,091,636	53.79
Rincon Center	San Francisco	580,850	88.0	92.5	23,618,621	46.22
Towers at Shore Center	Redwood Shores	334,483	83.6	83.6	15,928,518	56.96
Skyway Landing	Redwood Shores	247,173	88.9	88.9	9,792,053	44.54
Lockheed	Palo Alto	42,899	100.0	100.0	3,011,716	70.20
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	4,293,340	96.87
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,334,941	64.15
Clocktower Square	Palo Alto	100,344	71.0	71.0	5,278,065	74.09
Embarcadero Place	Palo Alto	197,402	84.0	84.0	7,470,178	45.05
Foothill Research Center	Palo Alto	195,376	100.0	100.0	12,870,949	65.88
Page Mill Center(7)	Palo Alto	176,245	99.9	99.9	12,054,825	68.44
Campus Center	Milpitas	471,580	100.0	100.0	15,845,088	33.60
1740 Technology	North San Jose	206,876	98.0	98.0	7,443,852	36.70
Concourse	North San Jose	944,386	94.5	95.2	28,381,185	31.79
Skyport Plaza	North San Jose	418,086	96.5	96.5	13,537,080	33.56
Subtotal		5,823,170	94.5%	95.0%	$239,244,303	$43.48
Los Angeles, California
Pinnacle I(8)	Burbank	393,777	97.0%	97.0%	$15,953,498	$41.75
Pinnacle II(8)	Burbank	230,000	100.0	100.0	9,281,389	40.35
6922 Hollywood	Hollywood	205,523	85.4	85.4	8,017,912	45.69
Technicolor Building	Hollywood	114,958	100.0	100.0	5,220,427	45.41
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,702,871	42.65
10900 Washington	West Los Angeles	9,919	100.0	100.0	403,505	40.68
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,414,707	40.34
9300 Wilshire	West Los Angeles	61,422	92.5	98.0	2,678,286	47.16
Element LA	West Los Angeles	284,037	100.0	100.0	15,871,935	55.88
Del Amo Office	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		1,635,037	97.2%	97.4%	$69,871,738	$43.98
Total Same-Store		8,466,955	94.8%	95.4%	$333,332,382	$41.52

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

NON-SAME-STORE
San Francisco Bay Area, California
555 Twin Dolphin Plaza	Redwood Shores	198,936	94.8%	94.8%	$9,547,877	$50.62
Page Mill Hill	Palo Alto	182,676	98.4	98.4	11,492,886	63.93
Subtotal		381,612	96.5%	96.5%	$21,040,763	$57.11
Los Angeles, California
Icon	Hollywood	325,757	100.0	100.0	17,800,735	54.64
Subtotal		325,757	100.0%	100.0%	$17,800,735	$54.64
Total Non-Same-Store		707,369	98.1%	98.1%	$38,841,498	$55.95
Total Stabilized		9,174,324	95.1%	95.6%	$372,173,880	$42.67
LEASE-UP
Greater Seattle, Washington
Hill7(9)	South Lake Union	285,680	70.5%	80.4%	$7,406,538	$36.76
Subtotal		285,680	70.5%	80.4%	$7,406,538	$36.76
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	510,789	76.9%	76.9%	$18,336,069	$46.69
Metro Center	Foster City	730,215	76.7	76.7	26,251,310	46.90
333 Twin Dolphin Plaza	Redwood Shores	182,789	74.6	74.6	7,473,346	54.81
Shorebreeze	Redwood Shores	230,932	65.0	73.8	8,095,980	53.91
Palo Alto Square	Palo Alto	328,251	66.9	79.1	16,711,737	76.07
Techmart Commerce Center	Santa Clara	284,440	80.2	84.8	9,482,615	41.56
Gateway	North San Jose	609,093	75.1	83.3	14,952,004	32.71
Metro Plaza	North San Jose	456,921	79.1	80.0	12,457,872	34.48
Subtotal		3,333,430	75.2%	79.0%	$113,760,933	$45.41
Los Angeles, California
11601 Wilshire	West Los Angeles	500,475	85.2%	88.3%	$17,352,754	$40.69
Subtotal		500,475	85.2%	88.3%	$17,352,754	$40.69
Total Lease-Up		4,119,585	76.1%	80.2%	$138,520,225	$44.21
TOTAL IN-SERVICE		13,293,909	89.2%	90.8%	$510,694,105	$43.08
___________________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held-for-sale and land properties described on pages 18 and 19. As of June 30, 2017, we had two office development properties under construction, five office redevelopment properties under construction and eight land properties (see pages 18 and 19). We define lease-up properties as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017.

(6)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market Street property.

(7)
Page Mill Center is not part of the Same-Store population for the six months ended June 30, 2017. Same-Store for the six months ended June 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017.

(8)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties.

(9)	We own 55% of the ownership interests in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	153,692	84.4%	164,326	90.3%	$3,337,985	$21.72
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,192,434	28.42
Pioneer Square	3	635,991	600,802	94.5	603,068	94.8	15,685,922	26.11
Subtotal	5	1,008,748	937,186	92.9%	950,086	94.2%	$24,216,341	$25.84

San Francisco Bay Area, California
San Francisco	6	2,234,850	2,128,647	95.2%	2,154,805	96.4%	$90,002,513	$42.28
Redwood Shores	3	780,592	688,112	88.2	688,112	88.2	35,268,448	51.25
Palo Alto	8	1,148,412	1,083,409	94.3	1,083,409	94.3	69,806,900	64.43
Milpitas	1	471,580	471,580	100.0	471,580	100.0	15,845,088	33.60
North San Jose	3	1,569,348	1,499,016	95.5	1,505,241	95.9	49,362,117	32.93
Subtotal	21	6,204,782	5,870,764	94.6%	5,903,147	95.1%	$260,285,066	$44.34

Los Angeles, California
Burbank	2	623,777	612,160	98.1%	612,160	98.1%	$25,234,887	$41.22
Hollywood	3	646,238	616,186	95.3	616,186	95.3	31,039,074	50.37
West Los Angeles	5	577,779	573,149	99.2	576,563	99.8	28,071,304	48.98
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	11	1,960,794	1,914,495	97.6%	1,917,909	97.8%	$87,672,473	$45.79

Total Stabilized	37	9,174,324	8,722,445	95.1%	8,771,142	95.6%	$372,173,880	$42.67

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	285,680	201,493	70.5%	229,780	80.4%	$7,406,538	$36.76
Subtotal	1	285,680	201,493	70.5%	229,780	80.4%	$7,406,538	$36.76

San Francisco Bay Area, California
San Mateo	1	510,789	392,745	76.9%	392,745	76.9%	$18,336,069	$46.69
Foster City	1	730,215	559,723	76.7	559,723	76.7	26,251,310	46.90
Redwood Shores	2	413,721	286,545	69.3	306,764	74.1	15,569,326	54.33
Palo Alto	1	328,251	219,677	66.9	259,550	79.1	16,711,737	76.07
Santa Clara	1	284,440	228,194	80.2	241,126	84.8	9,482,615	41.56
North San Jose	2	1,066,014	818,461	76.8	873,155	81.9	27,409,876	33.49
Subtotal	8	3,333,430	2,505,345	75.2%	2,633,063	79.0%	$113,760,933	$45.41

Los Angeles, California
West Los Angeles	1	500,475	426,473	85.2%	441,757	88.3%	$17,352,754	$40.69
Subtotal	1	500,475	426,473	85.2%	441,757	88.3%	$17,352,754	$40.69
Total Lease-up	10	4,119,585	3,133,311	76.1%	3,304,600	80.2%	$138,520,225	$44.21

TOTAL IN-SERVICE	47	13,293,909	11,855,756	89.2%	12,075,742	90.8%	510,694,105	$43.08
___________________________
Refer to footnotes on page 16.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Los Angeles, CA
MaxWell (formerly 405 Mateo)	Downtown Los Angeles	99,090	—	—%	—	—%	$—	$—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
604 Arizona	West Los Angeles	44,260	—	—	—	—	—	—
Subtotal		264,287	—	—%	—	—%	$—	$—

San Francisco Bay Area, CA
875 Howard Street (1st Floor)	San Francisco	57,074	—	—%	57,074	100.0%	$—	$—
Subtotal		57,074	—	—%	57,074	100.0%	$—	$—

Greater Seattle, WA
95 Jackson (formerly Merrill Place Theater Building)	Pioneer Square	29,385	—	—%	—	—%	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—

Total Redevelopment		350,746	—	—%	57,074	16.3%	$—	$—

DEVELOPMENT
Los Angeles, CA
CUE	Hollywood	91,953	—	—	91,953	100.0%	$—	$—
Subtotal		91,953	—	—%	91,953	100.0%	$—	$—

Greater Seattle, WA
450 Alaskan Way	Pioneer Square	166,800	—	—%	91,357	54.8%	$—	$—
Subtotal		166,800	—	—%	91,357	54.8%	$—	$—

Total Development		258,753	—	—%	183,310	70.8%	$—	$—

TOTAL		609,499	—	—%	240,384	39.4%	$—	$—
______________________________

(1)	Excludes in-service properties and land assets (see pages 15, 16 and 19).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2017. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	350,000	11.5%
Campus Center	Milpitas	946,350	31.1
Subtotal		1,296,350	42.6%

Los Angeles, California
EPIC	Hollywood	300,000	9.8%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.7
Sunset Gower—Redevelopment	Hollywood	423,396	13.9
Sunset Las Palmas—1021 Seward Street(3)	Hollywood	106,125	3.5
Sunset Las Palmas—Redevelopment	Hollywood	400,000	13.1
Element LA	West Los Angeles	500,000	16.4
Subtotal		1,749,337	57.4%

TOTAL		3,045,687	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Square footage for Sunset Las Palmas-1021 Seward Street would require the demolition of approximately 45,000 square feet of existing improvements.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet	Percent of Total	Percent Leased		Annual Base Rent		Annual Base Rent Per Leased Square Foot
Sunset Gower	571,626	45.5%	88.4%		$16,493,504		$32.65
Sunset Bronson	308,026	24.5	92.9		10,528,985		36.81
Total Same-Store Media & Entertainment	879,652	70.0%	89.9%	(1)	$27,022,489	(2)	$34.15	(3)

Sunset Las Palmas(4)	376,925	30.0%	76.3%
Total Non-Same-Store Media & Entertainment	376,925	30.0%	76.3%	(5)

Total Media & Entertainment	1,256,577	100.0%
______________________________

(1)	Percent leased for Same-Store Media and Entertainment properties is the average percent leased for the 12 months ended June 30, 2017.

(2)	Annual base rent for Same-Store Media and Entertainment properties reflects actual base rent for the 12 months ended June 30, 2017, excluding tenant reimbursements.

(3)	Annual base rent per leased square foot for the Same-Store Media and Entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2017.

(4)	The base rent for Sunset Las Palmas for the two months ended June 30, 2017 is $1,995,745 ($42.09 per leased square foot), excluding tenant reimbursements.

(5)	Percent leased for Non-Same-Store Media and Entertainment properties is the average percent leased for the two months ended June 30, 2017.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period							Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Square Feet(3)		Total %Leased		Project Costs as of 6/30/17		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
450 Alaskan Way	Seattle	Q1-2016	Q4-2017	Q2-2018	166,800		54.8%		$62,353	(5)	$92,870	(5)	6.7%
Los Angeles, California
CUE(6)	Hollywood	Q1-2016	Q3-2017	Q2-2019	91,953		100.0%	(7)	38,347		52,546		8.3%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q3-2018	120,937		—%		79,099	(8)	96,425	(8)	6.2%
MaxWell (formerly 405 Mateo)	Los Angeles	Q2-2017	Q4-2018	Q2-2019	99,090		—%		43,511	(9)	85,652	(9)	6.1%
Total Under Construction					478,780				$223,310		$327,493
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
95 Jackson (formerly Merrill Place Theater Building)	Seattle	Q3-2017	Q2-2018	Q3-2018	29,385		N/A		$1,090		TBD		TBD
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	TBD	TBD	TBD	350,000		N/A		$11,230	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350		N/A		$7,355	(11)	TBD		TBD
Los Angeles, California
EPIC	Hollywood	TBD	TBD	TBD	300,000		N/A		$9,845	(12)	TBD		TBD
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816		N/A		N/A		TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396		N/A		N/A		TBD		TBD
Sunset Las Palmas —
1021 Seward Street	Hollywood	TBD	TBD	TBD	106,125	(13)	N/A		N/A		TBD		TBD
Redevelopment	Hollywood	TBD	TBD	TBD	400,000		N/A		N/A		TBD		TBD
Total					506,125				$25,000	(14)	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000		N/A		N/A		TBD		TBD
Total Future Development Pipeline					3,075,072
__________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of June 30, 2017 and Total Estimated Project Costs for 450 Alaskan Way include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
The costs of the 1,635-stall parking structure and certain other development costs attributable to CUE have been allocated based on management’s estimate of the building’s share of such costs. Project Costs and Total Estimated Project Costs exclude land.

(7)	Netflix, Inc. is anticipated to commence 52,626 square feet in August 2018 and 39,327 square feet in April 2019.

(8)	Project Costs as of June 30, 2017 and Total Estimated Project Costs for 4th & Traction include approximately $49.4 million of initial acquisition cost for existing 120,937-square-foot building.

(9)
Project Costs as of June 30, 2017 and Total Estimated Project Costs for MaxWell (formerly 405 Mateo) include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building.

(10)	Project Costs as of June 30, 2017 for Cloud10 (formerly Skyport Plaza) include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of June 30, 2017 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of June 30, 2017 for EPIC exclude land.

(13)	Square footage for Sunset Las Palmas-1021 Seward Street would require the demolition of approximately 45,000 square feet of existing improvements.

(14)	Project Costs as of June 30, 2017 for Sunset Las Palmas—1021 Seward Street and Redevelopment include $25.0 million for management’s estimate of allocated land and acquisition costs.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% change	2017	2016	% change
Same-Store office statistics(2)
Number of properties	34	34		33	33
Rentable square feet	8,466,955	8,466,955		8,290,710	8,290,710
Ending % leased	95.4%	96.5%	(1.1)%	95.3%	96.4%	(1.1)%
Ending % occupied	94.8%	95.1%	(0.3)%	94.7%	95.0%	(0.3)%
Average % occupied for the period	94.7%	94.3%	0.4%	95.1%	93.9%	1.2%

Same-Store Media & Entertainment statistics(3)
Number of properties	2	2		2	2
Rentable square feet	879,652	879,652		879,652	879,652
Average % occupied for the period	89.9%	85.3%	4.6%	89.9%	85.3%	4.6%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% change	2017	2016	% change
Same-Store net operating income—GAAP basis
Total office revenues	$111,442	$104,484	6.7%	$207,880	$199,220	4.4%
Total Media & Entertainment revenues	10,274	9,921	3.6	21,743	21,166	2.7
Total revenues	$121,716	$114,405	6.4%	$229,623	$220,386	4.2%

Total office expense	$34,080	$33,186	2.7%	$59,884	$63,168	(5.2)%
Total Media & Entertainment expense	4,935	6,295	(21.6)	12,187	12,247	(0.5)
Total property expense	$39,015	$39,481	(1.2)%	$72,071	$75,415	(4.4)%

Same-Store office net operating income—GAAP basis	$77,362	$71,298	8.5%	$147,996	$136,052	8.8%
NOI Margin	69.4%	68.2%	1.2%	71.2%	68.3%	2.9%
Same-Store Media & Entertainment net operating income—GAAP basis	$5,339	$3,626	47.2%	$9,556	$8,919	7.1%
NOI Margin	52.0%	36.5%	15.5%	43.9%	42.1%	1.8%
Same-Store total property net operating income—GAAP basis	$82,701	$74,924	10.4%	$157,552	$144,971	8.7%
NOI Margin	67.9%	65.5%	2.4%	68.6%	65.8%	2.8%

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)—CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% change	2017		2016	% change
Same-Store net operating income—Cash basis
Total office revenues	$106,902	$100,247	6.6%	$207,141	(4)	$191,233	8.3%
Total Media & Entertainment revenues	10,140	9,788	3.6	21,624		20,845	3.7
Total revenues	$117,042	$110,035	6.4%	$228,765		$212,078	7.9%

Total office expense	$33,565	$32,671	2.7%	$58,933		$62,217	(5.3)%
Total Media & Entertainment expense	4,935	6,295	(21.6)	12,187		12,247	(0.5)
Total property expense	$38,500	$38,966	(1.2)%	$71,120		$74,464	(4.5)%

Same-Store office net operating income—Cash basis	$73,337	$67,576	8.5%	$148,208		$129,016	14.9%
NOI Margin	68.6%	67.4%	1.2%	71.5%		67.5%	4.0%
Same-Store Media & Entertainment net operating income—Cash basis	$5,205	$3,493	49.0%	$9,437		$8,598	9.8%
NOI Margin	51.3%	35.7%	15.6%	43.6%		41.2%	2.4%
Same-Store total property net operating income—Cash basis	$78,542	$71,069	10.5%	$157,645		$137,614	14.6%
NOI Margin	67.1%	64.6%	2.5%	68.9%		64.9%	4.0%
______________________________

(1)
Same-Store for the three months ended June 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of April 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017. Same-Store for the six months ended June 30, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of June 30, 2017.

(2)	See page 15 for Same-Store office properties.

(3)	See page 20 for Same-Store Media & Entertainment properties.

(4)	Includes a one-time early lease termination fee of $10,390,400 at Campus Center.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

RECONCILIATION OF GAAP NET INCOME TO NET OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation to Net Operating Income
Net Income	$6,954	$4,035	$31,107	$10,011
Adjustments:
Interest expense	21,695	17,614	43,625	34,865
Interest income	(16)	(73)	(46)	(86)
Unrealized loss on ineffective portion of derivative instruments	51	384	45	2,509
Acquisition-related expenses	—	61	—	61
Other income	(576)	(47)	(1,254)	(23)
Gains on sale of real estate	—	(2,163)	(16,866)	(8,515)
Income from operations	$28,108	$19,811	$56,611	$38,822
Adjustments:
General and administrative	14,506	13,016	28,316	25,519
Depreciation and amortization	75,415	66,108	146,182	134,476
Net Operating Income	$118,029	$98,935	$231,109	$198,817

Net Operating Income Breakdown
Same-Store office revenues—Cash basis	$106,902	$100,247	$207,141	$191,233
GAAP adjustments to office revenues—Cash basis	4,540	4,237	739	7,987
Same-Store office revenues—GAAP basis	$111,442	$104,484	$207,880	$199,220

Same-Store Media & Entertainment revenues—Cash basis	$10,140	$9,788	$21,624	$20,845
GAAP adjustments to media revenues—Cash basis	134	133	119	321
Same-Store Media & Entertainment revenues—GAAP basis	$10,274	$9,921	$21,743	$21,166

Same-Store property revenues—GAAP basis	$121,716	$114,405	$229,623	$220,386

Same-Store office expenses—Cash basis	$33,565	$32,671	$58,933	$62,217
GAAP adjustments to office expenses—Cash basis	515	515	951	951
Same-Store office expenses—GAAP basis	$34,080	$33,186	$59,884	$63,168

Same-Store Media & Entertainment expenses—Cash basis	$4,935	$6,295	$12,187	$12,247
Same-Store Media & Entertainment expenses—GAAP basis	$4,935	$6,295	$12,187	$12,247

Same-Store property expenses—GAAP basis	$39,015	$39,481	$72,071	$75,415

Same-Store net operating income—GAAP basis	$82,701	$74,924	$157,552	$144,971
Non-Same-Store GAAP net operating income	35,328	24,011	73,557	53,846
Net Operating Income	$118,029	$98,935	$231,109	$198,817

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL Three Months Ended June 30, 2017 (Unaudited, in thousands)

	Same-Store Office Properties(1)	Same-Store Media Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Media Properties(2)	Development/Redevelopment(4)	Lease-Up Properties(5)	Total Properties
Revenue
Rents
Cash	$81,283	$6,975	$9,214	$1,996	$308	$30,491	$130,267
GAAP Revenue	4,540	134	1,193	—	—	6,573	12,440
Total Rents	$85,823	$7,109	$10,407	$1,996	$308	$37,064	$142,707

Tenant Reimbursements	$19,582	$64	$1,392	$65	$82	$3,872	$25,057
Parking and Other	6,037	3,101	562	1,313	37	1,497	12,547
Total Revenue	$111,442	$10,274	$12,361	$3,374	$427	$42,433	$180,311

Property operating expenses	34,080	4,935	3,285	2,068	407	17,597	62,372
Property GAAP Net Operating Income	$77,362	$5,339	$9,076	$1,306	$20	$24,836	$117,939

Square Feet	8,466,955	879,652	707,369	376,925	593,694	4,119,585	15,144,180
Ending % Leased	95.4%	89.9%	98.1%	76.3%	40.5%	80.2%	88.5%
Ending % Occupied	94.8%	89.9%	98.1%	76.3%	—%	76.1%	85.4%
NOI Margin	69.4%	52.0%	73.4%	38.7%	4.7%	58.5%	65.4%
Property GAAP Net Operating Income	$77,362	$5,339	$9,076	$1,306	$20	$24,836	$117,939
Less : GAAP Revenue	(4,540)	(134)	(1,193)	—	—	(6,573)	(12,440)
Add : GAAP Expense	515	—	92	—	—	226	833
Property Cash Net Operating Income	$73,337	$5,205	$7,975	$1,306	$20	$18,489	$106,332

Net Operating Income Reconciliation	Q2 - 2017
Net Income	$6,954
Adjustments:
Interest expense	21,695
Interest income	(16)
Unrealized loss on ineffective portion of derivative instruments	51
Other income	(576)
Income from operations	$28,108		(1) See page 15 for Same-Store office properties for the three months ended June 30, 2017.
Adjustments:			(2) See page 20 for Media & Entertainment properties.
General and administrative	14,506		(3) See page 16 for Non-Same-Store office properties.
Depreciation and amortization	75,415		(4) See page 18 for redevelopment, development and held-for-sale properties.
Total GAAP Net Operating Income	$118,029		(5) See page 16 for lease-up properties.

Property GAAP Net Operating Income	117,939
Disposed Asset	268
Other Inter-Company Eliminations	(178)
Total GAAP Net Operating Income	$118,029

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Total Gross Leasing Activity
Rentable square feet	582,589	1,107,673
Gross New Leasing Activity
Rentable square feet	356,581	709,177
New cash rate	$52.34	$58.96
Gross Renewal Leasing Activity
Rentable square feet	226,008	398,496
Renewal cash rate	$52.43	$52.94
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	279,244	388,747
Early termination (square feet)	101,918	171,529
Total	381,162	560,276
Net Absorption
Leased rentable square feet	(24,581)	148,901
Cash Rent Growth(1)
Expiring rate	$34.72	$39.82
New/renewal rate	$51.54	$57.70
Change	48.4%	44.9%
Straight-Line Rent Growth(2)
Expiring Rate	$31.72	$37.01
New/renewal rate	$53.08	$60.95
Change	67.4%	64.7%
Weighted Average Lease Terms
New (in months)	69.7	82.2
Renewal (in months)	47.6	48.1

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
	Total	Annual	Total	Annual
New leases	$42.98	$7.41	$61.04	$8.91
Renewal leases	$10.07	$2.54	$15.41	$3.85
Blended	$30.22	$5.93	$44.63	$7.66
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the leases executed in the current quarter.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
Hill7	South Lake Union	84,703	1/17/2017	7/17/2017	$35.00	7/31/2027

San Francisco Bay Area, California
Metro Center(3)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Metro Center(4)	Foster City	10,625	3/19/2017	3/19/2017	$69.00	3/31/2027

Los Angeles, California
11601 Wilshire(5)	West Los Angeles	30,273	1/1/2017	1/1/2017	$51.60	2/29/2028
11601 Wilshire	West Los Angeles	12,389	1/1/2017	11/1/2017	$55.80	12/31/2026
Pinnacle I(6)	Burbank	12,803	3/1/2017	3/1/2017	$42.00	9/30/2024

______________________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to June 30, 2017, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending June 30, 2017.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2017, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

(4)	Tenant paid monthly base rent concurrently with the lease start date on March 19, 2017. Monthly base rent was abated for the subsequent four-month period from April 2017 through July 2017.

(5)	Tenant paid monthly base rent concurrently with the lease start date on January 1, 2017. Monthly base rent is abated for the subsequent nine-month period from February 2017 through October 2017.

(6)	Tenant paid monthly base rent concurrently with the lease start date on March 1, 2017. Monthly base rent is abated for the subsequent seven-month period from April 2017 through October 2017.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED—NEXT EIGHT QUARTERS(1)

	Q3 2017		Q4 2017			Q1 2018		Q2 2018		Q3 2018			Q4 2018		Q1 2019		Q2 2019
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Lynnwood	10,634	$19.31	—	$—		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
South Lake Union	—	—	—	—		—	—	—	—	—	—		—	—	28,287	36.00	—	—
Pioneer Square	—	—	93,623	37.64	(3)	—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	10,634	$19.31	93,623	$37.64		—	$—	—	$—	—	$—		—	$—	28,287	$36.00	—	$—
San Francisco Bay Area, California
San Francisco	57,900	$71.54	25,332	$75.00		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Redwood Shores	20,219	61.31	—	—		—	—	—	—	—	—		—	—	—	—	—	—
Palo Alto	—	—	—	—		39,873	87.00	—	—	—	—		—	—	—	—	—	—
Santa Clara	12,932	46.78	—	—		—	—	—	—	—	—		—	—	—	—	—	—
North San Jose	57,532	37.71	—	—		3,387	37.80	—	—	—	—		—	—	—	—	—	—
Subtotal	148,583	$54.90	25,332	$75.00		43,260	$83.15	—	$—	—	$—		—	$—	—	$—	—	$—
Los Angeles, California
Hollywood	—	$—	—	$—		—	$—	—	$—	52,626	$57.60	(4)	—	$—	—	$—	39,327	$57.60	(4)
West Los Angeles	11,102	56.09	7,596	50.39		—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	11,102	$56.09	7,596	$50.39		—	$—	—	$—	52,626	$57.60		—	$—	—	$—	39,327	$57.60
Total Uncommenced	170,319	$52.75	126,551	$45.88		43,260	$83.15	—	$—	52,626	$57.60		—	$—	28,287	$36.00	39,327	$57.60
QUARTERLY BACKFILLS—NEXT EIGHT QUARTERS(5)

	Q3 2017		Q4 2017			Q1 2018		Q2 2018		Q3 2018		Q4 2018		Q1 2019		Q2 2019
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	775	$30.00		—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—
Subtotal	—	$—	775	$30.00		—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—
San Francisco Bay Area, California
San Francisco	4,144	$48.00	141,128	$75.00	(6)	—	$—	15,209	$36.00	—	$—	—	$—	—	$—	—	$—
Redwood Shores	—	—	—	—		—	—	35,006	60.60	—	—	—	—	—	—	—	—
North San Jose	6,414	35.34	—	—		28,930	31.20	19,027	39.36	—	—	8,652	39.36	—	—	—	—
Subtotal	10,558	$40.31	141,128	$75.00		28,930	$31.20	69,242	$49.36	—	$—	8,652	$39.36	—	$—	—	$—
Los Angeles, California
West Los Angeles	—	$—	—	$—		5,472	$55.80	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—		5,472	$55.80	—	$—	—	$—	—	$—	—	$—	—	$—
Total Backfills	10,558	$40.31	141,903	$74.75		34,402	$35.11	69,242	$49.36	—	$—	8,652	$39.36	49,799	$43.00	—	$—

Total Uncommenced & Backfills	180,877	$52.03	268,454	$61.14		77,662	$61.87	69,242	$49.36	52,626	$57.60	8,652	$39.36	78,086	$40.46	39,327	$57.60

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

_____________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to June 30, 2017 but with commencement dates after June 30, 2017 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence 91,357 square feet November 2017.

(4)	Netflix, Inc. is anticipated to commence 52,626 square feet August 2018 and 39,327 square feet April 2019.

(5)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to June 30, 2017 but with commencement dates after June 30, 2017 and within the next eight quarters. This table omits submarkets without any backfill leases over the next eight quarters.

(6)	This lease is anticipated to commence on October 2017.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS—NEXT EIGHT QUARTERS(1)

	Q3 2017(2)			Q4 2017			Q1 2018		Q2 2018		Q3 2018		Q4 2018			Q1 2019			Q2 2019
Location	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lynnwood	—	$—		—	$—		2,343	$20.76	1,756	$20.50	—	$—	21,155	$28.27		—	$—		—	$—
Pioneer Square	—	—		3,260	33.00		—	—	2,624	30.80	—	—	10,050	34.50		145,279	28.64	(11)	—	—
Subtotal	—	$—		3,260	$33.00		2,343	$20.76	4,380	$26.67	—	$—	31,205	$30.28		145,279	$28.64		—	$—
San Francisco Bay Area, California
Foster City	5,577	$56.96		10,393	$21.35		11,507	$44.67	12,806	$55.89	2,366	$39.85	63,998	$40.20		10,939	$59.82		8,009	$63.24
Palo Alto	22,816	66.19		111,499	72.73	(6)	63,883	83.19	12,637	95.60	26,411	32.19	21,278	48.89		21,533	58.03		93,921	73.09
Redwood Shores	9,590	35.11		39,838	54.26		97,156	43.70	60,628	54.04	37,099	60.20	38,393	56.38		43,473	53.58		149,591	59.47	(12)
San Francisco	136,744	46.70	(5)	102,473	24.52	(7)	10,693	57.29	27,855	73.78	10,953	48.61	160,526	27.23	(9)	76,036	65.34		74,127	44.57
North San Jose	96,778	29.33		97,662	29.79		74,352	30.58	73,356	34.25	83,322	33.39	104,088	33.88	(10)	93,550	33.03		61,072	37.30
San Mateo	7,576	43.92		9,161	37.80		37,642	42.12	14,846	54.33	9,164	43.51	3,806	55.00		5,631	56.65		27,340	51.94
Milpitas	—	—		471,580	36.00	(8)	—	—	—	—	—	—	—	—		—	—		—	—
Santa Clara	30,112	34.99		13,018	41.52		6,652	45.48	19,691	40.31	1,098	51.14	12,384	48.25		4,710	46.35		7,862	42.25
Subtotal	309,193	$41.32		855,624	$39.48		301,885	$49.18	221,819	$51.25	170,413	$40.76	404,473	$35.80		255,872	$50.14		421,922	$55.94
Los Angeles, California
Burbank	—	$—		9,005	$44.50		3,413	$45.89	—	$—	—	$—	—	$—		—	$—		—	$—
Hollywood	—	—		—	—		10,000	50.50	—	—	87,272	43.68	—	—		7,559	92.20		—	—
West Los Angeles	6,031	59.30		21,369	44.54		16,363	42.67	5,878	50.54	—	—	12,302	46.41		2,749	55.21		29,794	43.42
Subtotal	6,031	$59.30		30,374	$44.52		29,776	$45.67	5,878	$50.54	87,272	$43.68	12,302	$46.41		10,308	$82.33		29,794	$43.42
TOTAL	315,224	$41.66		889,258	$39.63		334,004	$48.67	232,077	$50.77	257,685	$41.75	447,980	$35.71		411,459	$43.35		451,716	$55.11
Expirations as % of In-Service Portfolio	2.4%			6.7%			2.5%		1.7%		1.9%		3.4%			3.1%			3.4%
______________________

(1)	The following schedule does not reflect 22,441 square feet that expired on June 30, 2017. This table omits submarkets without any expirations over the next eight quarters.

(2)	Q3 2017 expiring square footage does not include 90,051 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(5)
The total expiring square footage consists of: (i) AIG, Inc. at Rincon Center for 132,600 square feet and Javlin Venture Partners at Rincon Center for 4,144 square feet. Effective October 2017, the lease for Google Inc. is anticipated to commence for 166,460 square feet at Rincon Center. This includes the entire space vacated by AIG, Inc.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

(6)
The top three expiring tenants based on annual base rent by property and square footage: (i) Robert Bosch, LLC at Foothill Research Center for 72,417 square feet; (ii) K&L Gates at Clocktower Square for 19,152 square feet; and (iii) Zoox, Inc. at 2180 Sand Hill Road for 18,773 square feet.

(7)	The total expiring square footage consists of: (i) Bank of America at 1455 Market Street for 96,567 square feet and (ii) GSA at 901 Market for 5,906 square feet.

(8)	The total expiring square footage consists of Cisco Systems, Inc. at Campus Center for 471,580 square feet.

(9)
The top three expiring tenants based on annual base rent by property and square footage: (i) Burlington Coat Factory at 875 Howard Street for 94,505 square feet; (ii) Anaplan, Inc. at 625 Second Street for 38,775 square feet; and (iii) Hotel Tonight at 901 Market Street for 17,521 square feet.

(10)
The top three expiring tenants based on annual base rent by property and square footage: (i) Quantum Corporation at Concourse for 19,294 square feet; (ii) Pixelworks, Inc. at Concourse for 19,294 square feet; and (iii) Calypto Design Systems, In. at Gateway for 10,942 square feet.

(11)
The total expiring square footage consists of: (i) Capital One at 83 King Street for 133,148 square feet; (ii) Maveron LCC at Merrill Place for 6,136 square feet; and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

(12)
The top three expiring tenants based on annual base rent by property and square footage: (i) Mark Logic Corp at Skyway Landing for 40,268 square feet; (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet; and (iii) Alarm.com, Inc. at 555 Twin Dolphin Plaza for 16,027 square feet.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,571,477	11.4%
2017	91	1,226,923	8.9	$46,870,938	8.8%	$38.20	$40.39
2018	168	1,271,746	9.2	52,087,654	9.7	40.96	43.09
2019	155	1,828,328	13.3	79,726,096	15.0	43.61	46.10
2020	119	1,145,760	8.3	53,217,784	10.0	46.45	50.60
2021	84	1,657,100	12.0	67,412,948	12.6	40.68	45.11
2022	73	1,112,627	8.1	48,703,536	9.1	43.77	52.52
2023	27	802,683	5.8	30,531,883	5.7	38.04	44.92
2024	30	549,476	4.0	25,883,084	4.9	47.11	62.69
2025	11	654,130	4.7	32,322,998	6.1	49.41	60.23
2026	14	561,905	4.1	30,789,026	5.8	54.79	71.52
Thereafter	17	800,676	5.8	40,968,868	7.7	51.17	68.48
Building management use	25	154,351	1.1	—	—	—	—
Signed leases not commenced(4)	33	460,370	3.3	24,703,337	4.6	53.66	68.92
Total/Weighted Average(5)	847	13,797,552	100.0%	$533,218,152	100.0%	$43.61	$50.42
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2017.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2017.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of June 30, 2017 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2017, divided by (ii) square footage under uncommenced leases as of June 30, 2017.

(5)	Total expiring square footage does not include 90,051 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.2%	$19,751,784	3.9%
Netflix, Inc.(3)	Icon	1	1	12/31/2026	325,757	2.3	17,800,735	3.5
Riot Games, Inc.(4)	Various	2	2	Various	286,629	2.1	16,025,899	3.1
Cisco Systems, Inc.(5)	Various	2	2	Various	474,576	3.4	15,946,113	3.1
Uber Technologies, Inc.(6)	1455 Market Street	1	1	2/28/2025	309,811	2.2	14,996,608	2.9
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.7	13,276,016	2.6
Salesforce.com(7)	Rincon Center	2	1	Various	261,250	1.9	12,831,577	2.5
Square, Inc.	1455 Market Street	1	1	9/27/2023	338,910	2.4	11,422,513	2.2
Stanford(8)	Various	4	3	Various	151,249	1.1	10,582,418	2.1
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	9,281,389	1.8
GSA(9)	Various	5	5	Various	202,097	1.5	9,218,349	1.8
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,336,840	1.6
EMC Corporation(10)	Various	3	2	Various	294,756	2.1	7,905,112	1.5
NetSuite, Inc.(11)	Peninsula Office Park	2	1	Various	166,667	1.2	7,882,962	1.5
NFL Enterprises(12)	Various	2	2	6/30/2021	167,606	1.2	6,818,212	1.3
TOTAL		31	26		4,087,020	29.4%	$182,076,527	35.4%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. is expected to take possession of an additional 166,460 square feet at our Rincon Center property during the fourth quarter of 2017 with an annualized base rent of $12,484,500. Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Netflix, Inc. is expected to take possession of an additional 52,626 square feet at CUE during the third quarter of 2018 and 39,327 square feet at CUE during the second quarter of 2019.

(4)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze expiring on November 30, 2017 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.

(5)
Cisco Systems, Inc. expirations by property and square footage: (i) 471,580 square feet at Campus Center expiring on December 31, 2017 and (ii) 2,996 square feet at Concourse expiring March 31, 2018. This tenant elected to exercise their early termination right at Campus Center with respect to 471,850 square feet effective December 31, 2017.

(6)	Uber is expected to take possession of an additional 15,209 square feet at our 1455 Market Street property during the second quarter of 2018.

(7)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the third quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(8)
Stanford Expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(9)
GSA expirations by property and square footage: (i) 5,906 square feet at 901 Market expiring on October 21, 2017; (ii) 71,729 square feet at 1455 Market Street expiring on February 19, 2019; (iii) 28,993 square feet at Northview Center expiring on April 4, 2020; (iv) 33,582 square feet at Rincon Center expiring May 31, 2020; (v) 43,499 square feet at 901 Market Street expiring on July 31, 2021; and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise their early termination right at 901 Market with respect to 43,499 square feet any time after November 1, 2017 with 120 days prior written notice.

(10)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First Avenue expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First Avenue expiring on December 31, 2023.

(11)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019; (ii) 129,070 square feet expiring on May 31, 2022.

(12)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise their early termination right with respect to 167,606 square feet effective June 30, 2020.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Technology	4,811,067	39.8%
Media & Entertainment	1,866,521	17.3
Business Services	957,883	7.5
Financial Services	939,126	7.2
Legal	735,859	8.5
Other	624,447	4.7
Retail	579,246	3.5
Insurance	352,501	2.8
Government	301,905	2.4
Healthcare	197,649	2.1
Real Estate	197,461	1.6
Educational	168,489	1.8
Advertising	123,602	0.8
TOTAL	11,855,756	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2017 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cost bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate net operating income as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, acquisition-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.